UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 12, 2010

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.          Other Information.

Rockwell Collins, Inc. (the Company) designs, produces and supports communications and aviation electronics for military and commercial customers worldwide. The Company has two operating segments consisting of the Government Systems and Commercial Systems businesses.

Government Systems provides communication and electronic systems, products and services for airborne and surface applications to the U.S. Department of Defense, other government agencies, civil agencies, defense contractors and foreign ministries of defense. Product category sales for defense-related products in the Government Systems segment are delineated based upon the difference in underlying customer base and markets served.

Commercial Systems supplies aviation electronics systems, products, and services to customers located throughout the world. The customer base is comprised of original equipment manufacturers (OEMs) of commercial air transport, business and regional aircraft, commercial airlines, fractional and other business aircraft operators. Product category sales in the Commercial Systems segment are organized as air transport aviation electronics sales and business and regional aviation electronics sales. Commercial Systems product category sales are delineated based upon the difference in underlying customer base, size of aircraft, and markets served.

On April 23, 2010 the Company filed its Form 10-Q for the quarterly period ended March 31, 2010 with the Securities and Exchange Commission (SEC). Effective with the filing of the Company’s March 31, 2010 Form 10-Q, the Company revised the presentation of Commercial Systems sales included within Management’s Discussion and Analysis of Financial Condition and Results of Operations. The revised presentation quantifies the portion of OEM and aftermarket sales that relate to each of the Air Transport and the Business and Regional product categories. Previously, OEM sales and aftermarket sales were disclosed, but not by product category.

To enhance comparability and analysis, the following table presents the Company’s sales by product category and type of product or service, by quarter, for the year ended September 30, 2009. Commercial Systems sales have been revised to conform to the current year presentation. The presentation of Government Systems sales by product category remains unchanged.

	Three Months Ended
(dollars in millions)	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	Total 2009
Commercial Systems sales
Air transport aviation electronics:
Original equipment	$67	$102	$91	$105	$365
Aftermarket	132	140	130	134	536
Wide-body in-flight entertainment products (1)	21	17	23	24	85
Total air transport aviation electronics	220	259	244	263	986
Business and regional aviation electronics:
Original equipment	177	193	120	115	605
Aftermarket	87	73	69	71	300
Total business and regional aviation electronics	264	266	189	186	905
Total Commercial Systems sales	$484	$525	$433	$449	$1,891

Government Systems sales
Airborne solutions	$403	$431	$452	$475	$1,761
Surface solutions	171	182	199	266	818
Total Government Systems sales	$574	$613	$651	$741	$2,579

Total sales	$1,058	$1,138	$1,084	$1,190	$4,470

(1) Wide-body in-flight entertainment products (Wide-body IFE) relate to sales of twin-aisle in-flight entertainment (IFE) products and systems to customers in the air transport aviation electronics market. In September 2005 the Company announced a strategic decision to shift R&D resources away from traditional IFE systems for next generation wide-body aircraft. The Company continues to execute on Wide-body IFE contracts and plans to support existing customers, which includes on-going service and support activities. Sales related to Wide-body IFE service and support activities are included in the air transport aviation electronics aftermarket.

The information included in the table above should be read in connection with the Company’s Annual Report on Form 10-K for the year ended September 30, 2009 (filed with the SEC on November 23, 2009) and the Company’s Form 10-Q for the quarterly period ended March 31, 2010 (filed with the SEC on April 23, 2010).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: July 12, 2010	By /s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary